Exhibit 99.1

December 15, 2025

Liberty Media Corporation Completes Split-Off of Liberty Live Holdings, Inc.

ENGLEWOOD, Colo.—(BUSINESS WIRE)—Liberty Media Corporation (“Liberty Media”) (Nasdaq: FWONA, FWONK) and Liberty Live Holdings, Inc. (“Liberty Live Holdings”) (Nasdaq: LLYVA, LLYVK) announced that they have completed the split-off (the “Split-Off”) of Liberty Live Holdings from Liberty Media at 4:05 p.m., New York City time, today. As a result, Liberty Media and Liberty Live Holdings are now separate publicly traded companies.

Liberty Live Holdings’ Series A Liberty Live Group common stock and Series C Liberty Live Group common stock will begin trading on the Nasdaq Global Select Market under the symbols “LLYVA” and “LLYVK”, respectively, on December 16, 2025. Liberty Live Holdings’ Series B Liberty Live Group common stock will be quoted on the OTC Markets under the symbol “LLYVB” and quoting is expected to begin on or around December 17, 2025. Liberty Media’s Liberty Formula One common stock will continue trading or being quoted, as applicable, on their respective markets following the Split-Off.

Effective as of the Split-Off, Liberty Live Holdings has outstanding an aggregate of approximately 25.6 million shares of Series A Liberty Live Group common stock, 2.5 million shares of Series B Liberty Live Group common stock and 63.8 million shares of Series C Liberty Live Group common stock (collectively, the “Liberty Live Group common stock”).

Further, in connection with the Split-Off and as previously disclosed, at approximately 8:00 a.m., New York City time, today, Liberty Media reattributed certain assets and liabilities between the Formula One Group and the Liberty Live Group.

Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the trading of Liberty Live Group common stock on the Nasdaq Global Select Market or quoting on the OTC Markets, as applicable. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of this communication, and Liberty Media and Liberty Live Holdings expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s and/or Liberty Live Holdings’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including Liberty Media’s definitive proxy statement materials for the special meeting held on December 5, 2025, and of Liberty Live Holdings, including Liberty Live Holdings’ prospectus forming a part of Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-288960), and their most recent Forms 10-K and 10-Q, as applicable, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty Media and/or Liberty Live Holdings subsequently file with the Securities and Exchange Commission, for additional information about Liberty Media and/or Liberty Live Holdings and about the risks and uncertainties related to Liberty Media’s and/or Liberty Live Holdings’ respective businesses which may affect the statements made in this communication.

About Liberty Media Corporation

Liberty Media Corporation (Nasdaq: FWONA, FWONK) operates and owns interests in media, sports and entertainment businesses. The portfolio of assets includes Liberty Media’s subsidiaries Formula 1, MotoGP and other minority investments.

About Liberty Live Holdings, Inc.

Liberty Live Holdings (Nasdaq: LLYVA, LLYVK) consists of its ownership in Live Nation, its wholly owned subsidiary Quint and other minority investments.

Liberty Media Corporation Investor Contact: (877) 772-1518 investor@libertymedia.com	Liberty Live Holdings, Inc. Investor Contact: (844) 826-8736 investor@libertyliveholdings.com